Exhibit 99.1

   Marine Products Corporation to Present at The Wall Street Analyst Forum

    ATLANTA, Nov. 23 /PRNewswire-FirstCall/ -- Marine Products Corporation (Amex: MPX) announced today that it will present at the Wall Street Analyst Forum on Tuesday, November 30, 2004 at 9:40 A.M. The presentation will provide a corporate overview, highlight the Marine Products Corporation product lines, and present a summary of the recently published financial results. Management's remarks will be available in real time at http://www.marineproductscorp.com and a playback of the webcast will also be available on the website after the presentation.

    Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com.

     For information about Marine Products Corporation please contact:

     BEN M. PALMER
     Chief Financial Officer
     404.321.7910
     irdept@marineproductscorp.com

     JIM LANDERS
     Corporate Finance
     404.321.2162

SOURCE  Marine Products Corporation
    -0-                             11/23/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-7910, or irdept@marineproductscorp.com , or Jim Landers, Corporate Finance, +1-404-321-2162, both of Marine Products Corporation/
    /Web site:  http://www.marineproductscorp.com /
    (MPX)

CO:  Marine Products Corporation
ST:  Georgia
IN:  MAR
SU:  CCA MAV